Exhibit 10.23

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS IS AVAILABLE. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS WARRANT AND SUCH

PRIVATE PLACEMENT WARRANT AGREEMENT

No.

Warrant Shares:

banzai international, INC.

This Private Placement Warrant Agreement (this “Agreement”) is dated as of September 20, 2024 (the “Issue Date”) and entered into by and between Banzai International, Inc., a Delaware corporation (the “Company”), and the undersigned, (together with its successors and assigns, the “Warrant Holder”).

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the parties agree as follows:

1. Grant of Warrant. The Company hereby, upon the terms and subject to the conditions of this Agreement, issues to the Warrant Holder a warrant (the “Warrant”) evidenced by this Agreement to purchase the number of shares of common stock, $0.0001 par value, of the Company (“Common Stock”) set forth herein (the shares of Common Stock issuable to the Warrant Holder hereunder (as such amount may be adjusted pursuant to the terms hereof), individually a “Warrant Share” and collectively, the “Warrant Shares”) for an exercise price of $4.02 per Warrant Share.

2. Term and Termination of Warrant. The Warrant shall expire on the first to occur of (a) five (5) years from the Issue Date, or (b) the occurrence of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or Deemed Liquidation Event, as such term is defined in the Company’s Articles of Incorporation (as amended from time to time, including any Certificates of Designation filed pursuant thereto) (the “Expiration Date”).

3. Exercise of the Warrant.

(a) Exercise Price. Each Warrant entitles the Warrant Holder thereof, subject to the provisions of this Warrant, to purchase from the Company the number of Warrant Shares stated therein, at $4.02 per Warrant Share, subject to adjustment pursuant to Section 6 hereof (the “Exercise Price”).

(b) Exercise and Payment. The purchase rights represented by the Warrant may be exercised in round lots only by the Warrant Holder, in whole or in part, at any time following the Issue Date during the period prior to the Expiration Date by the surrender of the Warrant (together with a duly executed notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”) at the principal office of the Company and by the payment to the Company by check or wire transfer of immediately available funds of an amount equal to (A) the number of shares of Common Stock being purchased upon exercise of the Warrant multiplied by (B) the then current Exercise Price per Warrant Share (the “Warrant Price”);

(c) Cashless Exercise. If at any time after the date hereof, there is no effective registration or offering statement effective or qualified in connection with, or no current prospectus or offering circular available for, the public resale of the Warrant Shares by the Warrant Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” by instructing the Company to issue Warrant Shares then issuable upon exercise of all or any part of this Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the Warrant Holder shall surrender this Warrant in exchange for the number of Warrant Shares as is computed using the following formula X = Y(A - B) ÷ A:

Where:

X = the number of Warrant Shares to be issued to the Warrant Holder.

Y = the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 3(c).

A = the Fair Market Value (as defined below) of one share of Common Stock as of the applicable Exercise Date.

B = the Exercise Price per Warrant Share in effect under this Warrant as of the applicable Exercise Date.

“Fair Market Value” means, with respect to a share of Common Stock as of any date, (a) if the Common Stock is then listed on a national securities exchange, the daily volume-weighted average price of the Common Stock for such date (or the nearest preceding date) on the national securities exchange on which the Common Stock is then listed as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time), (b) if the Common Stock is not then listed on a United States national securities exchange, the closing sale price per share on such day (or the nearest preceding date) (or if no closing sale price is reported, the average of the reported closing bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) as reported by OTC Markets or another nationally recognized over-the-counter quotation service, or (c) at any time the Common Stock is not listed on any securities exchange or quoted by OTC Markets or another nationally recognized over-the-counter quotation service, the fair market value of a share of Common Stock as determined by an independent third party valuation firm experienced in valuing securities jointly selected by the Company and the exercising Warrant Holder. The determination of any third party valuation firm pursuant to the foregoing clause (c) shall be final and binding upon the Company and the holder(s) of the Warrants, and the Company shall pay the fees and expenses of such third party valuation firm.

(d) Warrant Shares. On or before the third (3rd) business day following the date on which the Company has received such Exercise Notice, so long as the Warrant Holder delivers the aggregate Exercise Price payable with respect to such exercise, the Company shall issue and deliver to the Warrant Holder or, at the Warrant Holder’s instruction pursuant to the Exercise Notice, the Warrant Holder’s agent or designee, in each case, a certificate, registered in the Company’s share register in the name of the Warrant Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Warrant Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Company’s transfer agent and all fees and expenses with respect to the issuance of shares of Common Stock via DTC, if available. Upon delivery of an Exercise Notice, the Warrant Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Warrant Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 3 and the number of Warrant Shares represented by this Warrant submitted for exercise is for a greater number of Warrant Shares than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Warrant Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Warrant Holder (or its designee) a new Warrant (in accordance with Section 10(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number.

2

(e) Legend. The Warrant Shares to be acquired by the Warrant Holder pursuant hereto, may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration or offering statement under the Securities Act, or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and from an attorney who regularly practices securities law) or other evidence reasonably satisfactory to the Company to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration. Except as otherwise provided in this Warrant (and subject to the removal provisions set forth below), until such time as the Warrant Shares issuable upon exercise of the Warrant have been registered under the Act, otherwise may be sold pursuant to Rule 144 or otherwise without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Warrant Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE WERE OFFERED AND SOLD TO THE HOLDER WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

(f) Removal of Legend. The legend set forth above shall be removed and the Company shall issue to the Warrant Holder a new certificate therefor free of any transfer legend if (i) the Company shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, or other evidence reasonably satisfactory to the Company, to the effect that a public sale or transfer of such securities may be made without registration under the Act and the shares are so sold or transferred, or (ii) such security is registered or qualified for sale by the Warrant Holder under an effective registration statement or offering statement filed under the Act.

3

(g) Holder’s Exercise Limitations. The Company shall not effect any exercise of the Warrant, and a Warrant Holder shall not have the right to exercise any portion of the Warrant, pursuant to this Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Warrant Holder (together with (i) the Warrant Holder’s Affiliates, (ii) any other Persons acting as a group together with the Warrant Holder or any of the Warrant Holder’s Affiliates, and (iii) any other Persons whose beneficial ownership of shares of Common Stock would or could be aggregated with the Warrant Holder’s for the purposes of Section 13(d) of the Exchange Act (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrant Holder and its Affiliates and Attribution Parties shall include the number of Warrant Shares issuable upon exercise of the Warrant with respect to which such determination is being made, but shall exclude the number of Warrant Shares which would be issuable upon (A) exercise of the remaining, nonexercised portion of the Warrant beneficially owned by the Warrant Holder or any of its Affiliates or Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrant Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Warrant Holder that the Company is not representing to the Warrant Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrant Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(g) applies, the determination of whether the Warrant is exercisable (in relation to other securities owned by the Warrant Holder together with any Affiliates and Attribution Parties) and of which portion of the Warrant is exercisable shall be in the sole discretion of the Warrant Holder, and the submission of a Notice of Exercise shall be deemed to be the Warrant Holder’s determination of whether the Warrant is exercisable (in relation to other securities owned by the Warrant Holder together with any Affiliates and Attribution Parties) and of which portion of the Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation, except to the extent the Warrant Holder relies on the number of outstanding shares of Common Stock that was provided by the Company. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(g), in determining the number of outstanding shares of Common Stock, a Warrant Holder may rely on the number of outstanding shares of Common Stock as reflected in (I) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (II) a more recent public announcement by the Company or (III) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Warrant Holder, the Company shall within one Trading Day confirm orally and in writing to the Warrant Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrant, by the Warrant Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares issuable upon exercise of the Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Warrant. If the Warrant is unexercisable solely as a result of the Warrant Holder’s Beneficial Ownership Limitation, no alternate consideration is owing to the Warrant Holder.

4

4. Stock Fully Paid; Reservation of Warrant Shares.

(a) Stock Fully Paid. All of the Warrant Shares issuable upon the exercise of the Warrant will, upon issuance and receipt of the Warrant Price for such Warrant Shares, be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all taxes, liens, encumbrances and charges with respect to the issue.

(b) Reservation. For so long as any of the Warrants are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock issuable upon conversion, solely for the purpose of effecting the exercise of the Warrants, 100% of the Common Stock issuable upon conversion as shall from time to time be necessary to effect the exercise of all Warrants then outstanding (the “Required Reserve Amount”).

5. Rights of the Warrant Holder. The Warrant Holder shall have no voting rights as a stockholder or rights to dividends or other distributions in each case with respect to Warrant Shares subject to this Agreement until payment in full of the Warrant Price for Warrant Shares being issued.

6. Adjustment of Exercise Price and Number of Warrant Shares. In order to prevent dilution of the purchase rights granted under this Warrant, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 6 (in each case, after taking into consideration any prior adjustments pursuant to this Section 6).

(a) Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

5

(b) Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Warrant Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Warrant Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment shall be made with respect to the Warrant Holder’s rights under this Warrant to insure that the provisions of this Section 6 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 6(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Warrant Holder, the obligation to deliver to the Warrant Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Warrant Holder shall be entitled to receive upon exercise of this Warrant.

(c) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later ten (10) days thereafter, the Company shall furnish to the Warrant Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Warrant Holder, but in any event not later than ten (10) thereafter, the Company shall furnish to the Warrant Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

7. Taxes. The Warrant Holder acknowledges that upon exercise of the Warrant the Warrant Holder may be deemed to have taxable income in respect of the Warrant and/or the Warrant Shares. The Warrant Holder acknowledges that any income or other taxes due from it with respect to the Warrant or the Warrant Shares issuable pursuant to the Warrant shall be the Warrant Holder’s responsibility.

8. Representations and Warranties. The Warrant Holder is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended, and is acquiring the Warrants and the Warrant Shares issuable upon exercise of the Warrants for its own account and not with an intent to resell or distribute such securities.

6

9. Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Warrant Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of the Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10. Reissuance Of Warrants.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Warrant Holder shall surrender this Warrant to the Company, together with, if requested by the Company, an opinion of counsel in customary form and substance and reasonably satisfactory to the Company from an attorney regularly engaged in the practice of securities law, or other evidence reasonably satisfactory to the Company, in either case relating to the availability of an exemption from registration under the Securities Act, with respect to such transfer, whereupon the Company will forthwith issue and deliver upon the order of the Warrant Holder a new Warrant (in accordance with Section 10(d)), registered as the Warrant Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Warrant Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 10(d)) to the Warrant Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification reasonably requested by the Company and in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Warrant Holder a new Warrant (in accordance with Section 10(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 10(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Warrant Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 10(a) or Section 10(c), the Warrant Shares designated by the Warrant Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

7

11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Warrant Holder.

12. Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. Choice of Law and Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Consulting Agreement dated January 1, 2018, as amended, by and between the Warrant Holder and the Company.

14. Notices. Any notice, request or other document required or permitted to be given or delivered to the Warrant Holder by the Company shall be delivered in accordance with the notice provisions of the Consulting Agreement.

[signatures on following page]

8

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the day and year first above written.

WARRANT HOLDER

ALCO INVESTMENT COMPANY

By:
Name:	Mason Ward
Title:	CFO, Treasurer

COMPANY:

BANZAI INTERNATIONAL, INC.

By:
Name:	Joe Davy
Title:	Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of Banzai International, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant No. __ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	___ Check if Applicable. The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase ________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefore at the price per share provided by such Warrant in cash or by certified or official bank check or by wired funds in the amount of $_______.

2.	___ Check if Applicable. The undersigned, pursuant to the provisions set forth in the within Warrant, hereby elects to exercise the cashless exercise provisions of the within warrant with respect to ________ shares of Common Stock covered by such Warrant, and requests that the Company issue to the undersigned an aggregate of _______ Warrant Shares based on the application of the formula set forth in Section 3(c) of such Warrant.

Date: _______________ __, ______

Name of Registered Holder
By:
Name:	Mason Ward
Title:	CFO, Treasurer